Exhibit 99.1

Smart & Final Stores, Inc. Reports First Quarter 2016 Financial Results

COMMERCE, Calif. (May 3, 2016) –Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS), the value-oriented food and everyday staples retailer, today reported financial results for the twelve-week period ended March 27, 2016.

First Quarter Highlights:

•                 Net sales increased 10.5% to $908.5 million

•                 Comparable store sales growth of 2.0%

•                 Net loss of $2.0 million, or $0.03 per diluted share

•                 Adjusted net income of $6.3 million, or $0.08 per diluted share

•                 Adjusted EBITDA of $35.0 million

•                 290 stores at quarter-end, including 143 Smart & Final Extra! stores

“Smart & Final Stores’ positive momentum has continued with a solid start to 2016.  Strong traffic growth contributed to a 2.0% comparable store sales increase in the first quarter despite persistent deflationary headwinds,” said David Hirz, President and Chief Executive Officer.  “We continue to drive engagement and attract new customers with our successful merchandising and marketing initiatives.”

Mr. Hirz added, “Our exciting store development plans are ahead of schedule. Next week we plan to open the last of the 33 acquired former Albertsons and Safeway locations, which were briefly operated under the Haggen banner.  With these locations, we’re increasing Smart & Final’s presence in our important Los Angeles and Orange County markets, as well as doubling our penetration in the California Central Coast and San Diego markets.  In all of our markets, we look forward to building deeper community ties and meeting the shopping needs of each unique area.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the numbers below are first presented on a GAAP basis and then on an adjusted basis.

First Quarter Fiscal 2016 Financial Results

Net sales were $908.5 million, representing a 10.5% increase as compared to $822.2 million in the same period of 2015.  Net sales growth was driven by a 2.0% increase in comparable store sales and from the net sales contribution of new stores. The growth in comparable store sales was comprised of a 2.4% increase in comparable transaction count and a 0.4% decrease in comparable average transaction size, including the impact of deflation in key product categories in both store banners.

Net sales for Smart & Final banner stores were $709.3 million, a 12.8% increase as compared to $628.8 million in the same period of 2015.  Comparable store sales growth for the Smart & Final banner was 2.5% in the first quarter.

Net sales for Cash & Carry banner stores were $199.1 million, a 3.0% increase as compared to $193.3 million in the same period of 2015.  Comparable store sales growth for the Cash & Carry banner was 0.3% in the first quarter.

Gross margin from operations was $128.4 million, a 5.1% increase as compared to $122.2 million in the same period of 2015. Gross margin rate in the first quarter was 14.1% as compared to 14.9% in the same period of 2015, and was impacted by the carrying costs associated with the acquired former Haggen banner stores.

Operating and administrative expenses were $125.1 million, a 17.0% increase as compared to $107.0 million in the same period of 2015. This increase was primarily related to expenses associated with 32 new stores developed over the prior 12 months and related support costs.

Net loss was $2.0 million, including the effect of higher store development costs, as compared to net income of $4.9 million in the same period of 2015. Net loss per diluted share was $0.03 as compared to net income per diluted share of $0.06 in the same period of 2015.

Adjusted net income was $6.3 million, a decrease of 19.1% as compared to $7.7 million for the same period of 2015. Adjusted net income per diluted share was $0.08 as compared to $0.10 in the same period of 2015.

Adjusted EBITDA remained unchanged at $35.0 million, as compared to the same period of 2015.

Growth and Development

During the first quarter of fiscal year 2016, the Company opened 14 new Smart & Final Extra! stores and completed two relocations of legacy Smart & Final stores to the Smart & Final Extra! format stores. As of March 27, 2016, the Company operated a total of 143 Smart & Final Extra! and 92 legacy Smart & Final stores, and 55 Cash & Carry stores.

Operating Stores at Quarter End (March 27, 2016)

	Smart & Final Banner Stores
	Extra! format	Legacy format	Total	Cash & Carry Banner Stores	Total Company
End of Fiscal Year 2015	127	94	221	55	276
New stores	14	-	14	-	14
Relocations, net	2	(2)	-	-	-
Conversions	-	-	-	-	-
End of 1st Quarter 2016	143	92	235	55	290

Leverage and Liquidity

At March 27, 2016, the Company’s debt, net of debt issuance costs, was $616.5 million and cash and cash equivalents were $63.1 million.

In the twelve-week period ended March 27, 2016, the Company generated cash from operations of $11.9 million and invested $30.3 million in capital expenditures, primarily related to the development of Extra! format stores and to improvements of existing assets.

Outlook

The Company is maintaining the previously issued guidance for the 2016 fiscal year ending January 1, 2017:

Net sales growth	15% - 16%
Comparable store sales growth	2.5% - 3.0%
Unit growth (net new stores)	33 Smart & Final Extra! 4 - 5 Cash & Carry
Relocations of existing stores to Extra! format	6 Smart & Final
Conversions of legacy stores to Extra! format	6 stores
Adjusted EBITDA	$205 - $210 million
Adjusted net income	$58 - $60 million
Adjusted diluted EPS	$0.75 - $0.77
Capital expenditures	$150 - $160 million
Basic weighted average shares	73.3 million
Fully diluted weighted average shares	77.6 million

The above guidance includes certain non-GAAP financial measures (namely adjusted net income, adjusted net income per diluted share and Adjusted EBITDA), which exclude certain costs and non-cash costs and provide investors with additional financial measures of the expected operating performance of the Company’s business. The primary factors in reconciling these non-GAAP financial measures to comparable GAAP measures include the following: costs associated with the acquired Haggen store locations of approximately $19 million, non-cash rent related to other stores of approximately $6 million and share-based compensation expense of approximately $9 million. The other amounts needed to reconcile these non-GAAP financial measures to comparable GAAP measures cannot be quantified and are not available without an unreasonable effort.

In the second quarter of 2016, the Company expects to open 16 new Smart & Final Extra! stores and complete two relocations of legacy Smart & Final stores to the Extra! format. At the end of the second quarter, the Company expects to have opened 30 of the 33 new Smart & Final Extra! stores planned for fiscal year 2016.

First Quarter 2016 Conference Call

The Company will host a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss its first quarter 2016 financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “Investors” section of the Company’s web site at http://www.smartandfinal-investor.com/.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 8:00 p.m. Eastern Time, by dialing (877) 870-5176 (U.S.) or (858) 384-5517 (International) and entering the replay pin number: 13634612.  The telephonic replay will be available until 11:59 p.m. Eastern Time, on Tuesday, May 17, 2016.

About Smart & Final

Smart & Final Stores, Inc. (NYSE:SFS), is a value-oriented food and everyday staples retailer, headquartered in Commerce (near Los Angeles), California. The Company offers quality products in a variety of sizes, saving household, nonprofit and business customers time and money. As of March 27, 2016, the Company operated 290 grocery and foodservice stores under the “Smart & Final,” “Smart & Final Extra!” and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, and Idaho, with an additional 15 stores in Northwestern Mexico operated through a joint venture. In business for 145 years, the Company remains committed to giving back to local communities through employee volunteer opportunities and Company donations to local nonprofits.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the special note concerning “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:
Laura Bainbridge / Andrew Greenebaum	MEDIA CONTACT:
Addo Communications	press@smartandfinal.com
O: 310.829.5400
investors@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended
	March 27, 2016	March 22, 2015

Net sales	$908,453	$822,170
Cost of sales, buying and occupancy	780,102	700,005
Gross margin	128,351	122,165

Operating and administrative expenses	125,082	106,951
Income from operations	3,269	15,214

Interest expense, net	7,311	7,998
Equity in earnings of joint venture	444	515
(Loss) income before income taxes	(3,598)	7,731

Income tax benefit (provision)	1,580	(2,848)
Net (loss) income	$(2,018)	$4,883

Net (loss) earnings per share:
Basic	$(0.03)	$0.07
Diluted	$(0.03)	$0.06

Weighted average shares outstanding:
Basic	73,189,149	73,084,282
Diluted	73,189,149	76,654,281

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

	March 27, 2016	January 3, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$63,073	$59,327
Accounts receivable, less allowances of $448 and $454 at
March 27, 2016 and January 3, 2016, respectively	24,903	27,304
Inventories	235,250	234,289
Prepaid expenses and other current assets	34,026	29,072
Deferred income taxes	22,471	22,471
Total current assets	379,723	372,463

Property, plant, and equipment:
Land	10,810	10,940
Buildings and improvements	20,021	20,441
Leasehold improvements	245,626	237,820
Fixtures and equipment	282,775	266,080
Construction in progress	37,223	19,501
	596,455	554,782
Less accumulated depreciation and amortization	190,114	174,906
	406,341	379,876

Capitalized software, net of accumulated amortization of
$13,110 and $12,356 at March 27, 2016 and
January 3, 2016, respectively	11,077	11,365
Other intangible assets, net	374,912	376,122
Goodwill	611,242	611,242
Equity investment in joint venture	13,219	12,763
Other assets	55,464	53,250
Total assets	$1,851,978	$1,817,081

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$185,432	$194,149
Accrued salaries and wages	30,210	33,859
Accrued expenses	98,195	77,374
Current portion of debt, less issuance costs	29,052	3,904
Total current liabilities	342,889	309,286

Long-term debt, less issuance costs	587,415	586,956
Deferred income taxes	127,761	128,752
Postretirement and postemployment benefits	116,948	117,417
Other long-term liabilities	114,264	108,099

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value;
Authorized shares – 10,000,000
Issued and outstanding shares – none	–	–
Common stock, $0.001 par value;
Authorized shares – 340,000,000
Issued and outstanding shares - 73,659,156 and 73,789,608 at
March 27, 2016 and January 3, 2016, respectively	74	74
Additional paid-in capital	503,007	502,304
Retained earnings	66,413	70,181
Accumulated other comprehensive loss	(6,793)	(5,988)
Total stockholders’ equity	562,701	566,571
Total liabilities and stockholders’ equity	$1,851,978	$1,817,081

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Twelve Weeks Ended
	March 27, 2016	March 22, 2015
Operating activities
Net (loss) income	$(2,018)	$4,883
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	10,189	8,056
Amortization	7,345	6,445
Amortization of deferred financing costs and debt discount	639	655
Share-based compensation	1,507	2,384
Excess tax benefits related to share-based payments	(379)	(55)
Deferred income taxes	(446)	(883)
Equity in earnings of joint venture	(444)	(515)
Gain on disposal of property, plant, and equipment	78	(3)
Asset impairment	128	431
Changes in operating assets and liabilities:
Accounts receivable, net	2,401	4,120
Inventories	(961)	12,313
Prepaid expenses and other assets	(5,838)	9,061
Accounts payable	(8,717)	(19,828)
Accrued salaries and wages	(3,649)	1,944
Other accrued liabilities	12,037	9,059
Net cash provided by operating activities	11,872	38,067

Investing activities
Purchases of property, plant, and equipment	(28,217)	(22,920)
Proceeds from disposal of property, plant, and equipment	386	4,889
Assets acquired in Haggen Transaction	(1,801)	–
Investment in capitalized software	(696)	(1,463)
Other	(209)	(1,260)
Net cash used in investing activities	(30,537)	(20,754)

Financing activities
Proceeds from exercise of stock options	146	107
Payment of minimum withholding taxes on net share settlement of
share-based compensation awards	(91)	–
Fees paid in conjunction with debt financing	(31)	(31)
Borrowings on bank line of credit	25,000	–
Payments of public offering costs	–	(214)
Excess tax benefits related to share-based payments	379	55
Stock repurchases	(2,992)	–
Net cash provided by (used in) financing activities	22,411	(83)

Net increase in cash and cash equivalents	3,746	17,230
Cash and cash equivalents at beginning of period	59,327	106,847
Cash and cash equivalents at end of period	$63,073	$124,077

Cash paid during the period for:
Interest	$236	$212
Income taxes	$4	$770

Non-cash investing and financing activities
Software development costs incurred but not paid	$79	$117
Construction in progress costs incurred but not paid	$23,660	$15,947

Smart & Final Stores, Inc. and Subsidiaries

Segment Reporting

(In Thousands)

	Smart & Final	Cash & Carry	Corporate / Other	Consolidated
Twelve Weeks Ended March 27, 2016
Net sales	$709,314	$199,139	$-	$908,453
Cost of sales, distribution and store occupancy	606,682	171,117	2,303	780,102
Operating and administrative expenses	95,200	14,825	15,057	125,082
Income (loss) from operations	$7,432	$13,197	$(17,360)	$3,269

Capital expenditures	$26,599	$1,062	$1,252	$28,913
Assets acquired in Haggen Transaction	$1,801	$-	$-	$1,801

Twelve Weeks Ended March 22, 2015
Net sales	$628,836	$193,334	$-	$822,170
Cost of sales, distribution and store occupancy	530,620	167,307	2,078	700,005
Operating and administrative expenses	78,247	13,887	14,817	106,951
Income (loss) from operations	$19,969	$12,140	$(16,895)	$15,214

Capital expenditures	$20,867	$1,678	$1,838	$24,383

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures (namely adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and Adjusted EBITDA) to evaluate our operating and financial performance and to compare such performance to that of prior periods. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. We believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements. The Company defines adjusted net income as net income adjusted for the items set forth in the table below.  The Company defines adjusted net income per share as adjusted net income divided by the weighted average basic shares outstanding.  The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding.  The Company defines EBITDA as net income before depreciation and amortization, interest expense and provision for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table below.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of adjusted net income, EBITDA and adjusted EBITDA to net income, and adjusted net income per share and adjusted net income per diluted share to net income per share, for the twelve-week period ended March 27, 2016.

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of EBITDA to Adjusted EBITDA

(Unaudited)

(In Thousands)

	Twelve Weeks Ended
	March 27, 2016	March 22, 2015
Net (loss) income	$(2,018)	$4,883
Depreciation and amortization	17,534	14,501
Interest expense, net	7,311	7,998
Income tax (benefit) provision	(1,580)	2,848
EBITDA	21,247	30,230

Adjustments to EBITDA
Transaction costs (a)	-	61
Net loss from closed stores and exit costs (b)	1,136	90
Loss from asset dispositions (c)	128	408
Share-based compensation expense (d)	1,507	2,384
Non-cash rent (e)	1,084	793
Pre-opening costs (f)	191	1,133
Costs associated with acquired Haggen store locations (g)	9,740	-
Other items (h)	6	(70)
Adjusted EBITDA	$35,039	$35,029

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of Net (Loss) Income to Non-GAAP Adjusted Net Income

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended
	March 27, 2016	March 22, 2015
Net (loss) income	$(2,018)	$4,883
Income tax (benefit) provision	(1,580)	2,848
Net income before income taxes	(3,598)	7,731

Adjustments to Net (Loss) Income
Transaction costs (a)	-	61
Net loss from closed stores and exit costs (b)	1,136	90
Loss from asset dispositions (c)	128	408
Share-based compensation expense (d)	1,507	2,384
Non-cash rent (e)	1,084	793
Pre-opening costs (f)	191	1,133
Costs associated with acquired Haggen store locations (g)	9,740	-
Other items (h)	6	(70)
Adjusted income tax provision	(3,941)	(4,805)
Adjusted net income	$6,253	$7,725

Adjusted Net Income Per Share

Net income per share - basic	$(0.03)	$0.07
Per share impact of net income adjustments	0.12	0.04
Adjusted net income per share - basic	$0.09	$0.11
Net income per share - diluted	$(0.03)	$0.06
Per share impact of net income adjustments	0.11	0.04
Adjusted net income per share - diluted	$0.08	$0.10

Weighted average shares - basic	73,189,149	73,084,282
Weighted average shares - fully diluted	77,486,353	76,654,281

(a)  Represents costs primarily associated with the Company’s secondary public offering that were charged to expense in the quarter ended March 22, 2015.

(b)  Represents costs associated with store closure and exit costs.

(c)  Represents non-cash loss associated with asset dispositions and impairment charges.

(d)  Represents expenses associated with the Company’s equity-based incentive award program.

(e)  Represents non-cash component of recognized rent expense.

(f)   Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(g)  Represents new store opening costs and non-cash rent related to acquired former Haggen store locations.

(h)  Represents (i) severance costs in the quarters ended March 27, 2016 and March 22, 2015 and (ii) death benefit income from a Company-owned life insurance policy in the quarter ended March 22, 2015.